[TRUE NORTH LOGO]

                                                                           NEWS

       Date:     July 26, 2000
       Contact:  Kevin Smith:    312/425-6546
                 Kathryn Woods:  212/727-5582

FOR IMMEDIATE RELEASE

             TRUE NORTH REPORTS HIGHER SECOND QUARTER PROFITABILITY

CHICAGO --True North Communications Inc. (NYSE: TNO)

- Q2 NET INCOME INCREASED 29% ON HIGHER ORGANIC GROWTH AND OPERATING MARGIN. INCLUDING MODEM MEDIA ON AN EQUITY BASIS FOR BOTH PERIODS:
     - Organic growth was 9.3% compared with 3.9% a year ago.
     - Operating margin rose to 15.0% from 11.4%; TNO remains on track to meet its 12% goal
     - Staff cost ratio decreased to 59.0% vs. 61.4%, while other general cost ratio fell to 26.0% vs. 27.2%.

- Q2 NET NEW BUSINESS WINS MORE THAN TRIPLED TO $537 MILLION IN EQUIVALENT ANNUALIZED BILLINGS VS. THE SAME QUARTER A YEAR AGO. Early Compaq and Boeing global account wins were followed by global wins from Avaya (a Lucent spin-off) and Bristol-Myers Squibb, plus an Archer Daniels Midland global assignment awarded to several True North agencies.

SECOND QUARTER AND 6-MONTH 2000 HIGHLIGHTS
-- RESULTS INCLUDE MODEM MEDIA ON AN EQUITY BASIS FOR ALL PERIODS
   (Amounts in thousands, except per share data and percentages)

------------------------------------- ---------------------------- ---------- ------------------------------- ----------
                                       SECOND QUARTER ENDED            %       SIX MONTHS ENDED                   %
                                         6/30/00       6/30/99      Change       6/30/00         6/30/99       Change
------------------------------------- -------------- ------------- ---------- --------------- --------------- ----------
Revenue                               $   375,090    $   339,609      10%     $    706,140    $    630,672       12%
Operating Income                      $    56,149    $    38,748      45%     $     75,735    $     50,442       50%
Net Income                            $    27,090    $    21,034      29%     $     37,250    $     25,907(1)    44%
EPS - Diluted                         $      0.54    $      0.43      26%     $       0.74    $       0.53       40%
Avg. Shs. Outstanding - Diluted            50,621         48,871       4%           50,535          48,235        5%

Operating Margin                          15.0%          11.4%                     10.7%            8.0%
------------------------------------- -------------- ------------- ---------- --------------- --------------- ----------

NOTE: Results in all periods include Modem Media on an equity basis for comparability.
       Modem Media was deconsolidated in the second quarter of 2000.
(1) 1999 excludes $4,070 pre-tax gain ($2,300 after-tax or $.05 per diluted share) on the sale of DoubleClick securities


===============================================================================
"WE'RE PLEASED THAT TRUE NORTH'S STRENGTH CONTINUED IN THE SECOND QUARTER, WITH 9.3% ORGANIC GROWTH AGAINST OUR 8% GOAL FOR THE YEAR AND SIGNIFICANT IMPROVEMENT ON THE COST SIDE. THESE RESULTS KEEP US ON TRACK TO MEET OUR GOALS FOR 2000. FROM A NEW BUSINESS STANDPOINT, THE SECOND QUARTER WAS A WATERSHED FOR TRUE NORTH, WITH A NUMBER OF MAJOR GLOBAL WINS AS WELL AS COLLABORATIVE ASSIGNMENTS THAT ENCOMPASSED MULTIPLE AGENCIES ACROSS TRUE NORTH. AND, WHILE THE SECOND QUARTER NEW BUSINESS TOTAL WAS EXTRAORDINARY AND UNUSUAL, IT REFLECTS THE POSITIVE MOMENTUM BUILDING THROUGHOUT TRUE NORTH."

               -- David Bell, Chairman and Chief Executive Officer
===============================================================================
                                     -MORE-

[TRUE NORTH LOGO]

                                                                          NEWS

       Date: July 26, 2000
       Contact:    Kevin Smith:    312/425-6546
                   Kathryn Woods:  212/727-5582

FOR IMMEDIATE RELEASE

             TRUE NORTH REPORTS HIGHER SECOND QUARTER PROFITABILITY

CHICAGO--TRUE NORTH COMMUNICATIONS INC. (NYSE: TNO) today reported higher earnings for the second quarter of 2000 on higher revenue and significantly improved operating margin. For the second quarter ended June 30, 2000, diluted earnings per share increased 26% to $0.54 per share from $0.43 per share in 1999's second quarter, as net income rose 29% to $27.1 million compared with $21.0 million in the year-ago quarter.

Second quarter 2000 revenue from commission and fee income rose 10% to $375.1 million from $339.6 million in last year's second quarter, excluding the revenues of Modem Media (Nasdaq: MMPT) in last year's comparable quarter. Second quarter 2000 organic growth increased to 9.3% compared with 3.9% in the year-ago quarter. As noted previously, beginning with this second quarter 2000 earnings, Modem Media has been deconsolidated in True North's financial statements and its results are reported under the equity method. Including Modem Media, last year's second quarter revenue was $355.7 million.

Operating income rose 45% to $56.1 million, as staff costs as a percentage of revenues decreased to 59.0% from 61.4% a year ago. In addition, other general expenses as a percentage of revenues decreased to 26.0% from 27.2% in the year-ago quarter. With higher revenues, a lower staff cost ratio and a lower general expense ratio, operating margin increased to 15.0% from 11.4% in last year's second quarter.

Net new business wins increased to $537 million in equivalent annualized billings, more than triple the $168 million recorded in the year-ago quarter.

David Bell, True North's Chairman and Chief Executive Officer, commented, "We're pleased that True North's strength continued in the second quarter with 9.3% organic growth against our 8% goal for the year and significant improvement on the cost side. These results keep us on track to meet our goals for 2000."

Added Bell, "From a new business standpoint, the second quarter was a watershed for True North, with a number of major global wins as well as collaborative assignments that encompassed multiple agencies across True North. And, while the second quarter new business total was extraordinary and unusual, it reflects the positive momentum building throughout True North."

                                     -MORE-

2/ TRUE NORTH REPORTS HIGHER SECOND QUARTER PROFITABILITY
Kevin Smith, True North's Chief Financial Officer, noted, "We made good progress in cost control during the second quarter, both in staff cost and general expense cost ratios. The combination of improved cost management and solid organic growth led to substantial improvement in operating margin. Collaboration is also having a positive impact on operating margin, enabling us to more fully utilize the talents of our people. It's good for our clients and for True North."

Second quarter EBITDA (earnings before interest, taxes, depreciation and amortization), excluding Modem Media, was $69.5 million, up 32.1% from $52.6 million in last year's second quarter. Depreciation and amortization totaled $13.6 million in this year's second quarter, compared with $12.5 million in the year-ago quarter.

STOCK REPURCHASES
True North's Board of Directors authorized an increase in its previously announced $30,000,000 stock repurchase program to allow True North to make systematic repurchases, in open market and privately negotiated transactions, of an additional $30,000,000 in True North Common Stock. The stock repurchased under this program would be held as treasury shares for use under the Company's stock-based benefit programs. True North said that such purchases would be dependent upon a number of factors, including the price and availability of True North's shares, general market conditions and the number of shares required for True North's stock-based benefit programs. The stock repurchase program may be discontinued at any time.

In the first six months of 2000, True North purchased 163,000 shares at a cost of $6.7 million. Since the program's inception, True North has purchased 885,618 shares at a cost of $26.8 million. True North has approximately 49.8 million shares of Common Stock outstanding.

SIX-MONTH 2000 RESULTS
For the six-month period ended June 30, 2000, net income was $37.3 million or $0.74 per diluted share, compared with net income of $25.9 million or $0.53 per diluted share in 1999. Six-month 1999 earnings exclude the $4.1 million ($2.3 million after-tax or $0.05 per diluted share) gain on the sale of a portion of True North's holdings in DoubleClick securities. Six-month 2000 revenues increased 12% to $706.1 million from $630.7 million in the year-ago period; both periods exclude the revenues of Modem Media. Including the results of Modem Media, last year's six-month revenues were $659.1 million.

Operating income rose 50% to $75.7 million for the first six months of 2000. As a percentage of revenue, staff costs decreased to 61.3% in the first six months of 2000 from 63.8% in the previous six-month period, while other general expenses were 28.0% compared with 28.2% in last year's period. Operating margin rose to 10.7% from 8.0% in the prior six-month period. Net new business more than tripled to a record $799 million in equivalent annualized billings, up from $241 million for the first six months of 1999.

KEY GROWTH INITIATIVES - NEW BUSINESS
The second quarter showed strong new business momentum, as agencies across True North continued to win important assignments from leading marketers. Earlier this month, Advertising Age International ranked FCB Worldwide second among all agencies in winning global and pan-regional business during the first half of 2000.

                                     -MORE-

3/ TRUE NORTH REPORTS HIGHER SECOND QUARTER PROFITABILITY

New business highlights follow.

GLOBAL PROGRESS:

In addition to Compaq and Boeing, early 2nd quarter global wins, True North agencies continued to win key global accounts:

-    The new global Lucent spin-off Avaya selected FCB Worldwide
- Bristol-Myers Squibb consolidated brands Nice `n Easy and Revitalique at FCB New York and all hair care and hair color brands to FCB internationally
- Archer Daniels Midland awarded its global campaign to FCB Chicago along with BSMG Worldwide and the Financial Relations Board
-    Castrol selected FCB for its pan-European business
-    Timberland named FCB to handle its shoes advertising across Asia Pacific
- Mercedes awarded Marketing Drive Worldwide in the U.K. to handle C-Class promotion
- PPR Interactive, the Pinault, Printemps Redoute digital brand, chose FCB France to relaunch its Mageos.com web site


MAJOR NEW CLIENTS:

- American Eagle Outfitters assigned its advertising to FCB Southern California's McElroy:FCB
-    IBP (Iowa Beef Processors) awarded FCB Chicago its business
- Exelon, the new Unicom energy company, selected Tierney & Partners and the Financial Relations Board
-    Van Cleef & Arpels selected Avrett Free & Ginsberg,
-    The Wood is Good Consortium, the lumber industry group, chose Bozell
     Chicago


EXPANDED CLIENT ASSIGNMENTS:

- Hilton Hotels parent Promus named FCB Southern California for media buying and planning on all brands and awarded the Doubletree creative; TN Media was chosen to buy all broadcast TV
- Verizon Wireless, the new Bell Atlantic, VodaFone Airtouch and GTE wireless brand launch was awarded to Bozell New York
- Gatorade continued to expand internationally with FCB, naming FCB/Tapsa in Spain
-    Datek assigned Bozell New York another key brand, Island/ECN


COLLABORATION:

- R/GA Interactive collaborated with Bozell Seattle on Boeing
- BSMG Worldwide collaborated with FCB Chicago to be named agency for INEXTV.com
- BSMG worked with FCB Chicago to gain SC Johnson assignments for Glade and Pledge brands
- Marketing Drive Chicago worked with Bozell New York to gain Excedrin brand promotions
- SixtyFootSpider collaborated with Bozell New York to win Jergens interactive work
- New America Strategies Group agency SiboneyUSA collaborated with FCB New York to win a Chase Manhattan Bank assignment

                                     -MORE-

4/ TRUE NORTH REPORTS HIGHER SECOND QUARTER PROFITABILITY

KEY GROWTH INITIATIVES - STRENGTHENING TRUE NORTH GLOBAL OFFERINGS

True North and its agencies undertook a number of growth initiatives in the second quarter that focused further on building strong global brands. To that end, True North agencies realigned in several high growth areas -- direct, database, digital and healthcare:

- FCBWW unveiled a new global brand offering: FCBi. It integrated the agency's rapidly growing FCB Direct and FCB Digital capabilities worldwide along with its new database offering - reflecting FCB's vision for the seamless integration of its services and the central role that customer relationship management will play in communications.

- FCB also launched its new database services brand, ANALYTICi, providing a powerful new resource to FCB and other True North companies. The group, headquartered in New York with offices in London, provides end-to-end database solutions for customer relationship management.

- True North's healthcare holdings were realigned to create a stronger competitive offering. FCB Healthcare became the lead healthcare global agency, better positioning it to serve global pharmaceutical clients; it also became the dominant West Coast healthcare agency. True North's interactive healthcare and medical education units were combined. Bozell Global Healthcare continued as a leading U.S.-based healthcare unit with a strong, competitive client roster.

True North also continued the aggressive expansion of its global non-traditional brands BSMG Worldwide and Marketing Drive Worldwide through acquisitions and internal combinations:

- True North acquired several international public relations firms on behalf of BSMG Worldwide in key markets in Europe and Asia:

                  GJW - London, Edinburgh, Cardiff, Brussels, Budapest and
                        Prague.
                  Lyons Waddell - London
                  Scotchbrook Communications - Hong Kong, Singapore and Malaysia

- True North strengthened Marketing Drive Worldwide, its global marketing services brand, by combining FCB Impact's sales promotion agency in Chicago and San Juan, Puerto Rico under the Marketing Drive banner.

     Earlier this month, the company acquired EMP, a promotional event marketing firm based in Santa Monica, CA., as part of Marketing Drive. The agreement grew out of shared key client relationships.

                                     -MORE-

5/ TRUE NORTH REPORTS HIGHER SECOND QUARTER PROFITABILITY

ABOUT TRUE NORTH
True North Communications (NYSE: TNO) is a top global advertising and communications holding company. It has three major global brands: FCB Worldwide, advertising; BSMG Worldwide, public relations; and Marketing Drive Worldwide, marketing services. True North also has strong set of U.S. brands: Bozell Group, New America Strategies Group, Temerlin McClain, Tierney & Partners and TN Media. In the digital area, True North's portfolio of brands includes R/GA Interactive, SixtyFootSpider and Stein Rogan + Partners. Based in Chicago, True North had 1999 revenues of approximately $1.4 billion and annual billings of more than $14 billion.


CAUTIONARY STATEMENT
Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause True North's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in competition, the ability of True North to continue to improve its cost management, the ability to attract new clients, the ability of True North to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by True North that True North's plans and objectives will be achieved.

                                       ##

                            (FINANCIAL TABLES FOLLOW)

TRUE NORTH COMMUNICATIONS INC.
OPERATIONS ANALYSIS
QUARTER ENDED JUNE 30,

                                                     2000                                1999                    2000 OPERATIONS
                                       -------------------------------  ------------------------------------  B/(W) 1999 OPERATIONS
                                                                                    DECONSOLIDATE             ---------------------
                                       OPERATIONS   UNUSUAL   EXTERNAL  OPERATIONS      MODEM       EXTERNAL       $          %
                                       ----------   -------   --------  ----------  -------------   --------  ---------   ---------
Revenues                                $ 375,090   $    -    $375,090   $ 339,609     $ 16,043     $355,652    $35,481     10.4%
                                       ----------   -------   --------   ---------  -------------   --------  ---------

Operating Expenses:
  Salaries and other employee benefits    221,277        -     221,277     208,421        8,995      217,416    (12,856)    -6.2%
  Office and general expenses              97,664        -      97,664      92,440        5,820       98,260     (5,224)    -5.7%
  Restructuring and other charges               -        -           -           -            -            -          -       n/a
                                       ----------   -------   --------   ---------  -------------   --------  ---------

  Total operating expenses                318,941        -     318,941     300,861       14,815      315,676    (18,080)    -6.0%
                                       ----------   -------   --------   ---------  -------------   --------  ---------

Operating Income                           56,149        -      56,149      38,748        1,228       39,976     17,401     44.9%

Other Income (Expense)                     (3,203)       -      (3,203)     (2,762)         504       (2,258)      (441)   -16.0%
                                       ----------   -------   --------   ---------  -------------   --------  ---------

Pretax Income                              52,946        -      52,946      35,986        1,732       37,718     16,960     47.1%

Provision for Income Taxes                 22,432        -      22,432      15,311        1,101       16,412     (7,121)   -46.5%
                                       ----------   -------   --------   ---------  -------------   --------  ---------

                                           30,514        -      30,514      20,675          631       21,306      9,839     47.6%
Minority Interest Expense                    (911)       -        (911)       (756)           4         (752)      (155)   -20.5%
Equity Income                              (2,513)       -      (2,513)      1,115         (635)         480     (3,628)  -325.4%
                                       ----------   -------   --------   ---------  -------------   --------  ---------

Net Income                               $ 27,090   $    -    $ 27,090    $ 21,034     $      -     $ 21,034    $ 6,056     28.8%
                                       ==========   =======   ========   =========  =============   ========  =========

Basic Earnings Per Share                 $   0.55   $    -    $   0.55    $   0.45     $      -     $   0.45    $  0.10     22.2%
                                       ==========   =======   ========   =========  =============   ========  =========
Dilutive Earnings Per Share              $   0.54   $    -    $   0.54    $   0.43     $      -     $   0.43    $  0.11     25.6%
                                       ==========   =======   ========   =========  =============   ========  =========


Operating Margin                             15.0%                15.0%       11.4%                     11.2%

Average Shares O/S - Basic                 49,401               49,401      47,296                    47,296
Average Shares O/S - Diluted               50,621               50,621      48,871                    48,871

TRUE NORTH COMMUNICATIONS INC.
OPERATIONS ANALYSIS
YEAR ENDED JUNE 30,

                                                 2000                          1999                               2000 OPERATIONS
                                 --------------------------------- ------------------------------------------- B/(W) 1999 OPERATIONS
                                            DECONSOLIDATE                               DECONSOLIDATE          ---------------------
                                 OPERATIONS     MODEM     EXTERNAL OPERATIONS UNUSUAL       MODEM     EXTERNAL      $           %
                                 ---------- ------------- -------- ---------- -------   ------------- -------- ----------   --------
Revenues                          $ 706,140   $ 28,538    $734,678  $ 630,672 $     -     $ 28,426    $659,098  $ 75,468      12.0%
                                 ---------- ------------- -------- ---------- -------   ------------- -------- ----------

Operating Expenses:
  Salaries and other employee
    benefits                        432,781     17,851     450,632    402,400       -       17,480     419,880   (30,381)     -7.5%
  Office and general expenses       197,624     13,628     211,252    177,830       -       10,405     188,235   (19,794)    -11.1%
  Restructuring and other charges         -          -           -          -       -            -           -         -       n/a
                                 ---------- ------------- -------- ---------- -------   ------------- -------- ----------
  Total operating expenses          630,405     31,479     661,884    580,230       -       27,885     608,115   (50,175)     -8.6%
                                 ---------- ------------- -------- ---------- -------   ------------- -------- ----------

Operating Income                     75,735     (2,941)     72,794     50,442       -          541      50,983    25,293      50.1%

Other Income (Expense)               (6,212)       544      (5,668)    (5,813)  4,070(a)       841        (902)     (399)     -6.9%
                                 ---------- ------------- -------- ---------- -------   ------------- -------- ----------
Pretax Income                        69,523     (2,397)     67,126     44,629   4,070        1,382      50,081    24,894      55.8%

Provision for Income Taxes           27,932        597      28,529     18,745   1,770        1,270      21,785    (9,187)    -49.0%
                                 ---------- ------------- -------- ---------- -------   ------------- -------- ----------
                                     41,591     (2,994)     38,597     25,884   2,300          112      28,296    15,707      60.7%
Minority Interest Expense              (956)     1,569         613       (726)      -          (53)       (779)     (230)    -31.7%
Equity Income                        (3,385)     1,425      (1,960)       749       -          (59)        690    (4,134)   -551.9%
                                 ---------- ------------- -------- ---------- -------   ------------- -------- ----------
Net Income                         $ 37,250   $      -    $ 37,250   $ 25,907 $ 2,300     $      -    $ 28,207  $ 11,343      43.8%
                                 ========== ============= ======== ========== =======   ============= ======== ==========

Basic Earnings Per Share           $   0.76   $      -    $   0.76   $   0.55 $  0.05     $      -    $   0.60  $   0.21      38.2%
                                 ========== ============= ======== ========== =======   ============= ======== ==========
Dilutive Earnings Per Share        $   0.74   $      -    $   0.74   $   0.53 $  0.05     $      -    $   0.58  $   0.21      39.6%
                                 ========== ============= ======== ========== =======   ============= ======== ==========


Operating Margin                       10.7%                   9.9%       8.0%                             7.7%

Average Shares O/S - Basic           49,170                 49,170     46,637                           46,637
Average Shares O/S - Diluted         50,535                 50,535     48,235                           48,235

(a) REPRESENTS A GAIN ON THE SALE OF DOUBLECLICK SHARES.